UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2017 (November 1, 2017)

Amerinac Holding Corp.
(Exact name of registrant as specified in its charter)

Commission file number 000-30185

Delaware	20-4763096
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6002 Groveport Road Groveport, OH	43125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 836-1050

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Amerinac Holding Corp. (“Amerinac”), August 22, 2017 (the “Original Form 8-K”). This Form 8-K/A is being filed to include the audited financial statements of Prime Metals & Alloys, Inc., a Delaware corporation (“Prime Metals”) for the year ended December 31, 2016 and the reviewed financial statements of Prime Metals for the six months ended June 30, 2017 and 2016. Also included is the unaudited pro forma financial statement information.

On March 2, 2017, Prime Metals filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Pennsylvania (the “Bankruptcy Court”) at case no. 17-70164-JAD.

On August 17, 2017 (the “Effective Date”), Prime Metals Acquisition LLC (“PMAL”), a Delaware limited liability company subsidiary of Amerinac purchased substantially all of the assets of Prime Metals free and clear of all liabilities and liens. The sale was approved by the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code. The financials included in this Form 8-K/A reflect the financial condition of Prime Metals prior to the purchase by PMAL of substantially all of the assets of Prime Metals.

No other changes were made to the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) The Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amerinac Holding Corp. (Registrant)

Dated: November 2, 2017	By:	/s/ John Wachter
	Name:	John Wachter
	Title:	Chairman of the Board of Directors

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Prime Metals & Alloys, Inc. Financial Statements Year Ended December 31, 2016 and Independent Auditors’ Report and Year Ended December, 31, 2015 (Unaudited)

10.2	Prime Metals & Alloys, Inc. Financial Statements Six Months June 30, 2017 and 2016 Prime Metals & Alloys, Inc. (Unaudited)

10.3

Unaudited pro forma condensed consolidated balance sheet of Amerinac Holding. Corp. and its subsidiaries as of June 30, 2017 and the unaudited pro forma condensed consolidated statements of operations of Amerinac Holding Corp. and its subsidiaries for the year ended December 31, 2016 and six months ended June 30, 2017, giving effect to the acquisition of Prime Metals & Alloys, Inc.

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